For Immediate Release

FERRO RECEIVES ACKNOWLEDGEMENT OF CURRENT FILING STATUS FROM NEW YORK STOCK EXCHANGE

CLEVELAND, Ohio – December 21, 2006 – Ferro Corporation (NYSE: FOE) has received notice from the New York Stock Exchange acknowledging Ferro’s current filing status for its SEC reporting. Accordingly, Ferro has been removed from the late filers’ list maintained by the Exchange, and the late filer (“LF”) indicator has been removed from the Exchange’s profile, data and news descriptions related to the Company.

About Ferro Corporation

Ferro Corporation (http://www.ferro.com) is a leading global supplier of technology-based performance materials for manufacturers. Ferro materials enhance the performance of products in a variety of end markets, including electronics, telecommunications, pharmaceuticals, building and renovation, appliances, automotive, household furnishings, and industrial products.

Headquartered in Cleveland, Ohio, the Company has approximately 6,800 employees globally and reported 2005 sales of $1.9 billion.

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INVESTOR CONTACT:
David Longfellow
Director, Investor Relations, Ferro Corporation
Phone: 216-875-7155
E-mail: longfellowd@ferro.com

MEDIA CONTACT:
Mary Abood
Director, Corporate Communications, Ferro Corporation
Phone: 216-875-6202
E-mail: aboodm@ferro.com